Exhibit 99.1

NEWS RELEASE Media Contact: David W. Carter, dwcarter@magellanhealth.com, (860) 507-1909 Investor Contact: Renie Shapiro, rshapiro@magellanhealth.com, (877) 645-6464

VHS Media Contact: Suzanne Towry, setowry@vanguardhealth.com (615) 665-6016
VHS Investor Contact: Gary D. Willis, gwillis@vanguardhealth.com (615) 665-6098

MAGELLAN HEALTH SERVICES AND PHOENIX HEALTH PLAN ANNOUNCE

JOINT VENTURE DEVELOPMENT AGREEMENT

-Arizona joint venture will significantly expand capabilities to integrate behavioral health and medical care with the goal of improving life expectancy for individuals with a serious mental illness -

AVON, Conn.  and NASHVILLE, Tenn.— January 19, 2012 — Magellan Health Services, Inc. (NASDAQ: MGLN) and VHS Phoenix Health Plan, LLC, a subsidiary of Vanguard Health Systems, Inc. (NYSE: VHS), today announced that they have entered into a joint venture development agreement pursuant to which they will form a joint venture to bring together their significant behavioral health and medical management capabilities to manage integrated care in a holistic manner to better serve individuals with serious mental illness (SMI) in the state of Arizona.  The joint venture, to be called Magellan of Arizona, Inc., will respond to a request for proposal (RFP) that is expected to be released by the state of Arizona in 2012 to manage behavioral health services for the general Medicaid population and integrated behavioral and physical health care for recipients with serious mental illness in Maricopa County.  The RFP will likely address management services for the population currently served in Maricopa County by Magellan under its current contract which is set to expire on September 30, 2013.

“This joint venture development agreement is another important step as we continue to transform the management of behavioral health in Maricopa County as well as nationally,” said René Lerer, M.D., Magellan’s chairman and chief executive officer.  “Since we began our collaboration with the state of Arizona in 2007, we have focused on a system that embraces the precepts of resiliency and recovery and ensuring individual choice in all that we do.  This has proven to be very successful in Maricopa County and is recognized as a national model for what other states can do.  Our vision is finding new solutions to better serve people with SMI by integrating the management of behavioral and physical health care.  That’s why in 2011 we launched innovative integrated health home pilot programs to collect information and gain experience to guide our future plans.  Now, working with Phoenix Health Plan and its affiliates, we will be able to significantly enhance the joint management, coordination and integration of care for the populations we serve.  This continues our commitment to innovation as we currently provide behavioral health services to approximately ten percent of the U.S. population.”

“Vanguard Health Systems’ mission and purpose is to help people achieve Health for Life, and this agreement with Magellan provides us the opportunity to continue delivering on this promise in the state of Arizona,” noted Charles N. Martin, Jr., chairman and chief executive officer of Vanguard Health Systems. “Serious mental illness is a significant public health concern, and we applaud the state for considering this holistic model of care for the population in Maricopa County. We look forward to expanding our service to one of our most important communities.”

“This will be an exciting joint enterprise that will help us to continue to make a meaningful difference in the lives of the people we serve in the local community,” said Richard T. Clarke, Ph.D., chief executive officer of

Magellan Health Services of Arizona.  “The focus of the joint venture will be to meet the challenge of improving life expectancy for individuals challenged with serious mental illness.  It’s a national tragedy that individuals with SMI served by the public mental health system die, on average, 25 years earlier than the general population largely due to treatable conditions.  In Arizona, it’s closer to 27 years earlier.  That’s why this joint venture is so important.  Phoenix Health Plan has deep medical management expertise and is a strong, respected local presence.  Bringing its strengths together with our behavioral health management experience will help us drive better outcomes.”

Nancy Novick, chief executive officer of Phoenix Health Plan, added, “We have a longstanding relationship with the state of Arizona with approximately 204,000 lives managed through our health plan.  Our intent is to leverage this experience in combination with Magellan’s behavioral health services.  We’re confident this combination can meet the critical need the state of Arizona will address in the RFP.”

The joint venture will be structured with Magellan Health Services of Arizona owning 80 percent of the entity and Phoenix Health Plan owning the other 20 percent.  There is no assurance that the state of Arizona will issue an RFP or that Magellan of Arizona will ultimately be the successful bidder.

About Magellan Health Services:  Headquartered in Avon, Conn., Magellan Health Services, Inc. is a leading specialty health care management organization with expertise in managing behavioral health, radiology and specialty pharmaceuticals, as well as public sector pharmacy benefits programs. Magellan delivers innovative solutions to improve quality outcomes and optimize the cost of care for those we serve.  As of September 30 2011, Magellan’s customers included health plans, employers and government agencies, serving approximately 31.2 million members in our behavioral health business, 16.3 million members in our radiology benefits management segment, and 5.5 million members in our medical pharmacy management product.  In addition, the specialty pharmaceutical segment served 41 health plans and several pharmaceutical manufacturers and state Medicaid programs.  The company’s Medicaid Administration segment served 25 states and the District of Columbia.  For more information, visit www.MagellanHealth.com.

About Vanguard Health Systems:  Based in Nashville, Tenn., Vanguard Health Systems owns and operates 28 acute care and specialty hospitals and complementary facilities and services in metropolitan Chicago, Illinois; metropolitan Phoenix, Arizona; metropolitan Detroit, Michigan; San Antonio, Texas; Harlingen and Brownsville, Texas; and Worcester and metropolitan Boston, Massachusetts.  Vanguard Health Systems’ strategy is to develop locally branded, comprehensive healthcare delivery networks in urban markets.  For more information, visit www.vanguardhealth.com.

Cautionary Statement

This release contains forward-looking statements within the meaning of the Securities Exchange Act of 1934 and the Securities Act of 1933, as amended, which involve a number of risks and uncertainties.  All statements, other than statements of historical information provided herein, may be deemed to be forward-looking statements including, without limitation, statements regarding the joint venture development agreement and the resulting joint venture, the anticipated RFP for Maricopa County, and the business and management outcomes of the joint venture.  These statements are based on the analysis, judgment, belief and expectation of the management of Magellan and Vanguard Health Systems only as of the date hereof, and are subject to uncertainty and changes in circumstances. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “may,” “should,” “could,” “estimate,” “intend” and other similar expressions are intended to identify forward-looking statements. Actual results could differ materially from future results expressed or implied by such forward-looking statements due to, among other things, changes in, or delays in the issuance of, the RFP; the ability of the joint venture to be awarded the contract to manage integrated behavioral and physical health care in Maricopa County, Arizona; greater than expected costs in connection with the joint venture; the impact of new or amended laws or regulations; governmental inquiries; litigation; competition; operational issues; and general business conditions. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included within Magellan’s Annual Report on Form 10-K for the year ended December 31, 2010, filed with the Securities and Exchange Commission on February 25, 2011, Magellan’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011, filed with the Securities and Exchange Commission on October 27, 2011, and Vanguard Health Systems’ Annual Report on Form 10-K for the year ended June 30, 2011, filed with the Securities and Exchange Commission on August 25, 2011.  Readers are cautioned not to place undue reliance on these forward-looking statements. Neither Magellan nor Vanguard Health Systems undertakes any obligation to update these forward-looking statements to reflect events or circumstances that arise after the date of this release.

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